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                     SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C.  20549


                                 Form 8-K


                               CURRENT REPORT

    Pursuant to Section 13 or a5(d) of the Securities Exchange Act of 1934

Date of Report      June 18, 1999
                    -------------

                             InterActive Inc.
                             ----------------
         (Exact name of registrant as specified in its charter)

     South Dakota               000-21898                    46-0408024
     ------------               ---------                    ----------
(State of Incorporation)(Commission File Number)(IRS Employer Identification No)

                  204 North Main Street, Humboldt, SD  57035
                  ------------------------------------------
                   (Address of principal executive Offices)

       Registrant's telephone number, including area code 605-363-5117
                                                          ------------

(Former name or former address, if changed since last report) Not applicable
                                                              --------------
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Item 5.     Other Events

Effective June 18, 1999 the Company successfully closed the Offer to Creditors (the Offer) which was made to creditors of the Company in December, 1998. The holders of approximately $1,599,000 of the Company's previously outstanding debt have agreed to accept shares of the Company's common stock in exchange therefor. TPR Group, Inc., (together with its affiliated entities, TPR), a related party received 296,298 shares of the Company's Common Stock in exchange for $296,298 of unsecured debt. Additionally, TPR acquired 2,000,000 shares of a new series of the Company's authorized but unissued Series B Preferred Stock which is initially convertible to Common Stock on a 10 to one basis and has contributed $289,440 in principal and accrued interest secured by a lien on the Company's assets to the capital of the Company. As a consequence of these transactions, the Company's outstanding indebtedness has been reduced from approximately $2,916,000 at December 8, 1998, to approximately $958,283 at June 18, 1999, and an aggregate of 25,076,508 shares of common stock (including 20,000,000 issuable to TPR upon conversion of the Series B Preferred Stock) are outstanding. TPR has also agreed to exchange an additional $721,000 of the Company's secured debt for shares of Series C Preferred Stock at a later date, subject to certain conditions. Consummation of this debt-to-equity conversion was publicly announced by a Press Release dated June 18, 1999, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference.



Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)  Pro Forma Balance Sheet

  (b)  Exhibits
     A  Press Release dated June 18, 1999

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    InterActive Inc.
                                                    ----------------
                                                      Registrant

                                                    By:\s\ Robert Stahl
                                                    -------------------
                                                      Robert Stahl
                                                      President

Date  June 18, 1999
      -------------

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Pro Forma Balance Sheet
The following unaudited pro forma Balance Sheet reflects the estimated effect of InterActive's issuance of Common and Preferred Stock for debt. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the Offer been effected on the dates indicated or those results which may be obtained in the future.

                              InterActive Inc.
                         Proforma Balance Sheet
                              March 31, 1999
                                 Unaudited
           ASSETS                                                  Pro forma
                                        Historical   Historical      as of
                                         9/30/98      3/31/99       3/31/99
                                      ------------- ------------- -------------
CURRENT ASSETS
  Cash and cash equivalents           $      1,018  $      2,274  $      2,274
  Accounts receivable                        4,175         2,170         2,170
  Inventories                               22,480        22,018        22,018
  Prepaid expenses and other                 1,837         1,422         1,422
                                      ------------- ------------- -------------
           Total current assets       $     29,510  $     27,884  $     27,884
                                      ------------- ------------- -------------

PROPERTY AND EQUIPMENT, at cost
  Land                                $      1,962  $      1,962  $      1,962
  Building and improvements                 84,962        84,962        84,962
  Computer and office equipment             54,246        54,246        54,246
                                      ------------- ------------- -------------
                                      $    141,170  $    141,170  $    141,170
  Less accumulated depreciation             92,032        95,312        95,312
                                      ------------- ------------- -------------
                                      $     49,138  $     45,858  $     45,858
                                      ------------- ------------- -------------
OTHER ASSETS, at cost
  Cost                                $    253,971  $    253,971  $    253,971
  Less accumulated amortization            247,839       247,944       247,944
                                      ------------- ------------- -------------
                                      $      6,132  $      6,027  $      6,027
                                      ------------- ------------- -------------
                                      $     84,780  $     79,769  $     79,769
                                      ------------- ------------- -------------
                                      ------------- ------------- -------------
  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable, related party        $    758,500  $  1,010,440  $    721,000
  Current maturities of long-term debt     266,436       267,436        22,001
  Accounts payable, trade                1,139,015     1,045,010       164,283
  Accounts payable,trade,
   Torrey Pines Research, Inc.             296,297       296,297             0
  Accrued expenses                         207,226       102,704         7,500
                                      ------------- ------------- -------------
         Total current liabilities    $  2,667,474  $  2,721,887  $    914,784
                                      ------------- ------------- -------------

LONG-TERM DEBT
                                      $    311,435  $    311,435  $     65,500
  Less current maturities                 (266,436)     (267,436)      (22,001)
                                      ------------- ------------- -------------
         Total long term debt         $     44,999  $     43,999  $     43,499
                                      ------------- ------------- -------------
  Total  current liabilities
     and long term debt               $  2,712,473  $  2,765,886  $    958,283
                                      ------------- ------------- -------------
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STOCKHOLDERS' EQUITY
Series A preferred stock, par value
  $.001 per share; authorized 5,000,000
  shares, issued 113,901              $        114  $       114  $         114
Series B preferred stock, liquidation
  value of $0.15 per share; convertible at
  the option of the holder to 10 shares of
  common for each share of preferred.  2,000,000
  authorized and issued on pro forma                                     2,000
Common stock, par value $.001 per share;
  authorized 10,000,000 shares;
  issued 3,337,530  Pro forma 5,076,508      3,289         3,337         5,076
Additional paid-in capital               6,834,594     6,928,742     8,767,606
Accumulated deficit                     (9,465,690)   (9,618,310)   (9,653,310)
                                      ------------- ------------- -------------
                                      $ (2,627,693) $ (2,686,117) $   (878,514)
                                      ------------- ------------- -------------
                                      $     84,780  $     79,769  $     79,769
                                      ------------- ------------- -------------
                                      ------------- ------------- -------------

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                               EXHIBIT A

                              NEWS RELEASE

FOR IMMEDIATE RELEASE                                 Contact:  Robert Stahl
                                                      InterActive Inc.
                                                      Phone: (605) 363-5117
                                                      Fax:  (605) 363-5102
                                                      E-mail:  sales@iact.com
                                                      Homepage:  www.iact.com

              INTERACTIVE COMPLETES DEBT TO EQUITY CONVERSION
              -----------------------------------------------
     Humboldt, SD, June 18, 1999 - InterActive Inc., a South Dakota corporation ("InterActive" or the "Company") whose common stock is traded in the over-the-counter market under the symbol "INAV", today announced a successful restructuring of a majority of its outstanding debt. Restructure of the Company's debt was proposed in December 1998, as publicly announced in a press release dated December 7, 1998. Effective as of June 18, 1999, the holders of approximately $1,599,000 of the Company's previously outstanding debt, have agreed to accept shares of the Company's common stock in exchange therefor.

     In connection with the debt restructuring, TPR Group, Inc., a Delaware corporation (together with its affiliated entities, TPR), received 296,298 shares of the Company's Common Stock in exchange for $296,298 in unsecured debt owed to it by the Company. In addition , TPR acquired shares of a new series of the Company's authorized but unissued preferred stock (the Series B Preferred Stock) which is initially convertible into 20,000,000 shares of the Company's Common Stock. Subject to the satisfaction of certain further conditions, TPR also has contributed to the capital of the Company the sum of $289,440 in principal and accrued interest owed to it by the Company, which was secured by a lien on all of the Company's assets. As a result of the debt-to-equity exchange and the contribution to capital of additional indebtedness formerly owed to TPR, the Company's outstanding indebtedness has been reduced from approximately $2,916,000 at December 8, 1999 to approximately $958,283 at June 18, 1999. Subject to certain further conditions, TPR has also agreed to exchange, at a future date, an additional $721,000 of the Company's secured indebtedness for shares of a second series of the Company's preferred stock
(the Series C Preferred Stock), which would be convertible into an additional 6,000,000 shares of the Company's common stock.

  After giving effect to the issuance of 1,726,946 shares in connection with the debt restructuring, and taking into account the 20,000,000 shares of the Company's common stock issuable to TPR upon conversion of the Series B
Preferred Stock, an aggregate of approximately 25,076,508 shares of the Company's common stock were outstanding as of June 18, 1999. Of these shares, TPR owns approximately 20,826,741 shares, or approximately 83%, and the other former creditors and stockholders of the Company own approximately 4,249,767 shares, or approximately 17%. As of June 18, 1999, an additional 1,198,000 shares of common stock were issuable upon exercise of outstanding stock options and warrants and conversion of outstanding Series A Preferred Stock.
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     As holder of the Series B Preferred Stock, TPR will be entitled to elect a majority of the directors of the Company and to vote along with the Company's common stock holders on all other matters, with the right to cast one vote for each share of the Company's Common Stock into which the Series B Preferred
Stock is then convertible. TPR has agreed to use its best efforts to assist the Company in developing a technical consulting business and/or developing or acquiring such other business or businesses as the officers and directors of the Company, in consultation with TPR, deem desirable and appropriate (although no such acquisition is currently contemplated).

     InterActive Inc. designs, manufactures and markets personal computer-based multimedia products for use over the Internet and local area networks and in kiosks and security systems. InterActive's corporate headquarters are located at 204 North Main, Humboldt, South Dakota. The telephone number is 605-363-5117 and fax number is 605-363-5102. InterActive's home page address is http://www.iact.com.




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